SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2004

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-08703 (Commission File Number)	33-0956711 (IRS Employer Identification No.)

20511 Lake Forest Drive, Lake Forest, California (Address of Principal Executive Offices)	92630 (Zip Code)

Registrant's telephone number, including area code: (949) 672-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

TABLE OF CONTENTS

Item 9. Regulation FD Disclosure.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1

Item 9. Regulation FD Disclosure

       In a meeting today with institutional investors and analysts, officials of the Company expect to provide business and financial information about the Company and the hard drive industry. Excerpts from the anticipated presentation to investors and analysts today are attached hereto as Exhibit 99.1. Additional excerpts from the presentation are available on the Company's web site, at http://www.westerndigital.com/invest/Presentations.

       This Form 8-K may contain forward-looking statements, including statements regarding the Company's anticipated capital requirements and research and development investment for head operations; research and development strategy; targeted quarterly head production capability by June 2004; the development of recording head technology; our outlook given on January 22, 2004 concerning revenue, gross margin, operating income, net income and earnings per share for the March quarter; and the anticipated financial model for the Company's long-term business model. These forward-looking statements are based on current expectations, and actual results could differ materially as a result of several factors, including: difficulties in ramping to volume production, and maintaining high yields from, a new, complex manufacturing operation; price and availability of heads from merchant suppliers; uncertainties related to the development and introduction of products based on new technologies; pricing and inventory trends and other competitive factors; changes in product and customer mix; business conditions and growth in the notebook and desktop PC and personal entertainment industries; availability of product components, such as media; and other factors listed in our recent Form 10-Q filed with the SEC.  The Company undertakes no obligation to update its forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION

	By:	/s/ Raymond M. Bukaty
Raymond M. Bukaty Senior Vice President, General Counsel and Secretary

Dated: February 5, 2004

INDEX TO EXHIBITS

Exhibit	Description

99.1	Excerpts from Investor Presentation on February 5, 2004.